UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Consent Solicitation Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

CAMPBELL FUND TRUST
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CAMPBELL FUND TRUST
2850 Quarry Lake Drive, Suite 100
Baltimore, MD 21209
(800) 698-7235

NOTICE OF CONSENT SOLICITATION

Dear Unitholders:

We are writing to solicit your vote to continue the operation of the Campbell Fund Trust (the “Trust”) beyond its current termination date of December 31, 2025.This Notice of Consent Solicitation, the accompanying Consent Solicitation Statement (the “Statement”), and the accompanying voting instruction form (collectively, the “Consent Solicitation”) are being furnished by Campbell & Company, LP, in its capacity as managing operator (the “Managing Operator”) and sole trading advisor of the Trust to all holders of units (the “Unitholders”) of beneficial interest of the Trust (the “Units”) in connection with the solicitation of written consents from Unitholders to take action without a meeting. References to “we,” “us,” or “our” refer to the Trust and/or the Managing Operator, as the context requires.

Pursuant to the Trust’s Fifth Amended and Restated Declaration of Trust and Trust Agreement, dated July 21, 2023 (the “DOT”), the Trust’s current term (“Term”) will expire on December 31, 2025 (the “Fixed End Date”). The Trust proposes to amend and restate the DOT to eliminate the Fixed End Date and allow for the Trust to continue indefinitely until the first occurrence of one of the following events: (1) the withdrawal, insolvency, death, incapacity, or bankruptcy of the Managing Operator as described in Section 15 of the DOT; (2) the termination or suspension of trading in commodity futures, or if trading becomes impossible or economically unfeasible as determined solely by the Managing Operator; or (3) the dissolution of the Trust by operation of law or judicial decree. A marked version of the proposed amended and restated DOT, showing all changes compared to the existing DOT, is attached as Annex A to this Statement. The effectiveness of the proposed amendment and restatement of the DOT as described above is contingent upon receipt of the affirmative approval of the proposed amendment and restatement of the DOT by Unitholders owning more than fifty percent (50%) of the Units (such approval, the “Unitholder Approval”).

Assuming the Unitholder Approval is received, the proposed amendment and restatement of the DOT will be effective on the date such amendment and restatement is entered into by and among U.S. Bank Trust National Association, as trustee of the Trust, the Managing Operator, and the Unitholders. The effectiveness of the proposed amendment and restatement of the DOT is not subject to any other terms and conditions.

Pursuant to Section 17 of the DOT, the Managing Operator or the Unitholders owning ten percent (10%) or more of the outstanding Units shall have the right to propose for vote to effect an amendment to the DOT. Following such proposal, the Managing Operator shall submit to the Unitholders a verbatim statement of such matter to be voted upon. The Managing Operator shall include in such statement its recommendation as to the proposed amendment. The Managing Operator has the right to seek the written vote of the Unitholders within thirty (30) days. Each Unitholder shall have one (1) vote for each Unit held of record. No such proposal shall be adopted unless Unitholders owning more than fifty percent (50%) of the Units respond affirmatively to such proposal by written vote or at a called meeting.

We are soliciting your approval via written consent with respect to the following proposal:

Amend and restate the DOT to eliminate the Fixed End Date and allow for the Trust to continue indefinitely until the first occurrence of one of the following events: (1) the withdrawal, insolvency, death, incapacity, or bankruptcy of the Managing Operator as described in Section 15 of the DOT; (2) the termination or suspension of trading in commodity futures, or if trading becomes impossible or economically unfeasible as determined solely by the Managing Operator; or (3) the dissolution of the Trust by operation of law or judicial decree (the “Proposal”).

Why We Are Proposing This Amendment to the DOT

As described in detail in the accompanying Statement, the Managing Operator believes that eliminating the fixed termination date of the Fixed End Date and providing for the Trust’s perpetual existence better positions the Trust to pursue its investment strategies, manage its commodity futures portfolio, accommodate investor preferences, and operate more efficiently over the long term, without the constraints of a mandatory liquidation date. This shift is intended to enable the Trust to continue trading commodity futures and options, and forward contracts (and any other permitted instruments) without the administrative and economic disruptions that a looming mandatory termination might create.

We appreciate your prompt attention. For the reasons set forth in this Statement, the Managing Operator recommends that you consent to (vote “FOR”) the Proposal.

We thank you for your support and look forward to the successful adoption of the Proposal and the continuation of the Trust.

Sincerely,

May 29, 2025

CAMPBELL & COMPANY, LP

/s/ Thomas P. Lloyd
Thomas P. Lloyd
General Counsel

The Consent Solicitation Statement is dated May 29, 2025, and is first being mailed to Unitholders on or about May 29, 2025.

Only Unitholders as of the close of business on April 30, 2025 are entitled to vote on the Proposal. We request that your written consent (or objection) be received by June 30, 2025 at 5:00, p.m., Eastern Time (the “Requested Response Date”). If the consent of Unitholders holding a majority of the Trust’s outstanding Units has not been received by the Requested Response Date, this Consent Solicitation may be extended, without Unitholder approval, to permit further solicitation of consents.

Because Section 17 of the DOT requires the affirmative vote of Unitholders owning more than fifty percent (50%) of the Units in order to approve an amendment to the DOT, there is no “deemed consent” mechanism, and your failure to submit a properly executed written consent “FOR” the Proposal will be deemed conclusively as a vote “AGAINST” the Proposal. This means that if you wish to approve the Proposal, you must submit a properly executed written consent “FOR” the Proposal.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR THE COMMODITY FUTURES TRADING COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE PROPOSAL DESCRIBED IN THE ACCOMPANYING STATEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE PROPOSAL, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE STATEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

CAMPBELL FUND TRUST
2850 Quarry Lake Drive, Suite 100
Baltimore, MD 21209
(800) 698-7235

May 29, 2025

CONSENT SOLICITATION STATEMENT

General Information

We are writing to solicit your vote to continue the operation of the Campbell Fund Trust (the “Trust”) beyond its current termination date of December 31, 2025.

This Consent Solicitation Statement (“Statement”) is furnished in connection with the solicitation of written consents from unitholders (“Unitholders”) of the Trust, a business trust organized on January 2, 1996 under the Delaware Business Trust Act, which was replaced by the Delaware Statutory Trust Act as of September 1, 2002 (the “Act”), by its managing operator, Campbell & Company, LP (the “Managing Operator”). Our purpose is to secure Unitholder approval of a proposal to amend the Trust’s Declaration of Trust (“DOT”) to eliminate the current term of the Trust, which is set to terminate on December 31, 2025 (“Fixed End Date”), and allow for the Trust to continue indefinitely until the first occurrence of one of the following events: (1) the withdrawal, insolvency, death, incapacity, or bankruptcy of the Managing Operator as described in Section 15 of the DOT; (2) the termination or suspension of trading in commodity futures, or if trading becomes impossible or economically unfeasible as determined solely by the Managing Operator; or (3) the dissolution of the Trust by operation of law or judicial decree. No meeting of Unitholders will be held.

References to “we,” “us,” or “our” refer to the Trust and/or the Managing Operator, as the context requires.

Summary of the Proposal

Proposal: Amend and restate the DOT to eliminate the current term of the Trust, which is set to terminate on the Fixed End Date, and allow for the Trust to continue indefinitely until the first occurrence of one of the following events: (1) the withdrawal, insolvency, death, incapacity, or bankruptcy of the Managing Operator as described in Section 15 of the DOT; (2) the termination or suspension of trading in commodity futures, or if trading becomes impossible or economically unfeasible as determined solely by the Managing Operator; or (3) the dissolution of the Trust by operation of law or judicial decree.

1.
Current DOT Provision: Under Section 5(a) of the DOT, the Term of the Trust commenced with the filing of the Certificate of Trust and the Articles of Merger with the Secretary of State of the State of Delaware and shall end upon the first to occur of the following: (1) December 31, 2025; (2) the withdrawal, insolvency, death, incapacity, or bankruptcy of the Managing Operator as described in Section 15 of the DOT; (3) the termination or suspension of trading in commodity futures, or if trading becomes impossible or economically unfeasible as determined solely by the Managing Operator; or (4) dissolution of the Trust by operation of law or judicial decree. Under the current Section 5(a) of the DOT, the Trust has a finite term that will end on the Fixed End Date.

2.
Proposed Amendment: Revise Section 5(a) of the DOT so that the Trust continues to exist indefinitely until the first occurrence of one of the following events: (1) the withdrawal, insolvency, death, incapacity, or bankruptcy of the Managing Operator as described in Section 15 of the DOT; (2) the termination or suspension of trading in commodity futures, or if trading becomes impossible or economically unfeasible as determined solely by the Managing Operator; or (3) the dissolution of the Trust by operation of law or judicial decree. The proposed amendment to the DOT would result in the Trust having a perpetual existence.

Method of Consent

1.
Voting Instruction Form Delivery: You may cast your vote (or other instruction) by any one of the following means: (a) by completing, signing, dating, and mailing the enclosed voting instruction form (or the form provided by your broker or nominee) to EQ FUND SOLUTIONS, LLC, 48 WALL STREET, 22ND FLOOR, NEW YORK, NY 10005; (b) by visiting the secure Internet site identified on the proxy card that accompanies these materials and following the on-screen directions; (c) by calling the toll-free automated touchtone telephone number printed on your voting instruction form or proxy card and following the recorded prompts; or (d) by calling a live operator at the telephone number printed on your voting instruction form or proxy card.

2.
We request that your written consent (or objection) (or other instructions) be received by June 30, 2025 at 5:00pm, p.m., Eastern Time (the “Requested Response Date”). If the consent of Unitholders holding a majority of the Trust’s outstanding Units has not been received by the Requested Response Date, this Consent Solicitation may be extended, without Unitholder approval, to permit further solicitation of consents.

3.	No Deemed Consent: Under the DOT, there is NO “deemed consent”; if you do not provide your consent FOR the Proposal in writing, you will be deemed to have voted AGAINST the Proposal.
4.
Information Line. If you have any questions concerning the procedures for voting, please contact the Trust’s information agent toll-free at 1-866-406-2283, Monday through Friday, between 9:00 a.m. and 10:00 p.m., Eastern Time.

Rationale for the Change

•
Operational Efficiency: An imminent termination date can compel the Managing Operator to plan redemptions or cessation of trading well in advance, which may hinder opportunistic trading opportunities. Having a perpetual structure, similar to many other commodity pools, can enhance portfolio management flexibility and reduce administrative burdens.

•	Alignment With Market Practice: Indefinite durations have become common among commodity pools. Unitholders can maintain their interests without mandatory liquidation overshadowing strategies.
•
Investor Preferences: The Managing Operator believes that, for many Unitholders, indefinite continuity may be more attractive, because it allows the Trust to accumulate and reinvest gains in futures positions and maintain a stable trading advisor relationship without forced liquidation.

•	Investor Choice: Investors decide individually when to exit (redeem) rather than being compelled to exit on a fixed date.
•	Reduced Administrative Burden: Planning for a forced liquidation can be costly and complex, potentially affecting returns if positions must be unwound prematurely.

Potential Disadvantages or Risks

•	Reduced Certainty of Liquidation: Without a finite term, there is no mandatory date by which capital is returned by the Trust, which may affect some Unitholders who prefer a forced liquidity date.
•	Continued Fees: As the Trust remains in existence, management fees or other ongoing expenses continue indefinitely, absent other termination triggers or redemptions.
•	Regulatory and Market Changes: The indefinite horizon means the Trust could face unexpected or lengthy market/regulatory challenges.

Notwithstanding these, the Managing Operator believes the benefits of perpetual life outweigh the drawbacks.

The Managing Operator recommends that Unitholders consent to the Proposal. The Managing Operator has decided to seek written consent rather than calling a meeting of Unitholders, in order to eliminate the costs and management time involved in holding a meeting. Pursuant to Section 3806(f) of the Act, unless otherwise provided in a statutory trust’s governing instrument, on any matter that is to be voted on by the Unitholders, the Unitholders may take such action without a meeting, without a prior notice, and without a vote if consented to, in writing, or by electronic transmission by Unitholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Units in the Trust entitled to vote thereon were present and voted. Written consents are being solicited from all of the Unitholders pursuant to Section 3806(f) of the Act and Section 17 of the Trust Agreement.

VOTING PROCEDURES

Record Date

The Managing Operator has established the close of business on April 30, 2025 (the “Record Date”) as the record date for the determination of Unitholders entitled to receive this Statement and to consent (or object) to the Proposal. As of the Record Date, the Trust had 152,632.158 Units outstanding held by approximately 3,228 Unitholders.

Required Vote

The Proposal must be approved by Unitholders owning more than fifty percent (50%) of the Units as described in Section 17 of the DOT.

Because Section 17 of the DOT requires the affirmative vote of Unitholders owning more than fifty percent (50%) of the Units in order to approve an amendment to the DOT, there is no “deemed consent” mechanism, and your failure to submit a properly executed written consent “FOR” the Proposal will be deemed conclusively as a vote “AGAINST” the Proposal. This means that if you wish to approve the Proposal, you must submit a properly executed written consent “FOR” the Proposal.

Broker Non-Votes and Abstentions

Section 17 of the DOT requires the affirmative vote of Unitholders owning more than fifty percent (50%) of the Units; because the DOT does not include deemed consent provisions, as such broker non-votes or abstentions effectively operate as votes AGAINST the Proposal. If your Units are held via broker or other nominee, please instruct them if you would like to vote FOR the Proposal; otherwise, your broker may deliver a non-vote, resulting in your deemed rejection of the Proposal.

THE MANAGING OPERATOR RECOMMENDATION

The Managing Operator recommends that Unitholders consent to the Proposal. We believe a perpetual existence is in the best interests of the Trust and its Unitholders.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

Changing from a finite term to perpetual existence should not, by itself, adversely affect the Trust’s status for U.S. federal income tax purposes. Generally, the Trust is treated as a partnership for tax purposes. The Managing Operator does not anticipate that the extension of the Trust’s life will trigger immediate income recognition or other adverse consequences for the Trust or its Unitholders. However, each Unitholder must rely on the tax advice of its own professional to assess any specific consequences.

ADDITIONAL INFORMATION

•
Availability of Reports: The Trust’s annual and monthly reports and other information are available by contacting Thomas P. Lloyd, General Counsel and Chief Compliance Officer, Campbell & Company, LP 2850 Quarry Lake Dr., STE 100, Baltimore, MD 21209 or at telephone number (800) 698-7235.

•
Contact: For questions about this Statement or the Proposal, contact Thomas P. Lloyd, General Counsel and Chief Compliance Officer, Campbell & Company, LP 2850 Quarry Lake Dr., STE 100, Baltimore, MD 21209 or at telephone number (800) 698-7235.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR THE COMMODITY FUTURES TRADING COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE PROPOSAL DESCRIBED IN THE ACCOMPANYING STATEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE PROPOSAL, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS STATEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

Requests for copies of this Statement should be directed to Thomas P. Lloyd, General Counsel and Chief Compliance Officer, Campbell & Company, LP 2850 Quarry Lake Dr., STE 100, Baltimore, MD 21209 or at telephone number (800) 698-7235. This Statement is also available online at: vote.proxyonline.com/campbellfundtrust/docs/2025.pdf.

The Managing Operator expressly reserves the right, in its sole discretion and regardless of whether any of the conditions of the Consent Solicitation have been satisfied, subject to applicable law, at any time, to (i) terminate the Consent Solicitation for any reason, including if the consent of Unitholders holding a majority of the Trust’s outstanding Units has been received, (ii) waive any of the conditions to the Consent Solicitation, or (iii) amend the terms of the Consent Solicitation.

The final results of the Consent Solicitation will be published in a Current Report on Form 8-K, or the Form 8-K, by the Trust. This Statement and the Form 8-K will constitute notice of the Managing Operator seeking the written vote of the Unitholders of the Trust within thirty (30) days of a proposal pursuant to Section 17 of the Trust Agreement.

All questions as to the form of all documents and the validity and eligibility (including time of receipt) and acceptance of written consents and changes of written consents will be determined by the Managing Operator, in its sole discretion, which determination will be final and binding.

Changes of Written Consents

Written consents or objections may be changed by sending a later-dated, signed voting instruction form to EQ Fund Solutions, LLC, 48 Wall Street, 22nd Floor, New York, N.Y. 10005, in accordance with the instructions in the voting instruction form, so that it is received before the Requested Response Date.

Solicitation of Consents

The Managing Operator is sending you this Statement in connection with its solicitation of Unitholder consent to approve the Proposal. The Managing Operator will pay for the costs of solicitation, including the fees paid to EQ Fund Solutions, LLC for services related to this Consent Solicitation and the reasonable expenses of brokers, nominees, and similar record holders in mailing consent materials to beneficial owners of the Units.

No Appraisal Rights

Under applicable Delaware law, the non-consenting Unitholders are not entitled to appraisal rights with respect to the Proposal, and the Trust will not independently provide the Unitholders with any such right.

Householding Matters

Unitholders sharing an address will each receive a copy of this Statement. However, only one Statement is being delivered to multiple Unitholders sharing an address, if such Unitholders have given their consent. Unitholders sharing an address can request delivery of a single copy of any consent solicitation statements in the future by contacting the financial institution through which the Unitholders hold the Units.

The Trust will deliver promptly upon written or oral request a separate copy of this Statement to a Unitholder at a shared address to which a single copy of the documents was delivered. A Unitholder can notify the Trust that the Unitholder wishes to receive a separate copy of this Statement by contacting Thomas P. Lloyd, General Counsel and Chief Compliance Officer, Campbell & Company, LP 2850 Quarry Lake Dr., STE 100, Baltimore, MD 21209 or at telephone number (800) 698-7235.

If the Unitholder wishes to receive a separate consent solicitation statement in the future, the Unitholder can notify the Trust by contacting the financial institution through which the Unitholder holds the Units.

QUESTIONS AND ANSWERS ABOUT THE PROPOSAL FOR UNITHOLDERS

The following questions and answers briefly address some commonly asked questions about the Proposal in connection with which your consent is being solicited. The following questions and answers do not include all the information that is important to the Unitholders. We urge Unitholders to read this entire Statement carefully, including the Annexes and the other documents referred to in this Statement.

Q: Why am I receiving this Statement?

A: You are receiving this Statement because the Managing Operator would like your consent to amend the DOT to eliminate the Fixed End Date.

Q: What is the proposal?

A: The proposal is to amend and restate the DOT to eliminate the Fixed End Date and allow for the Trust to continue indefinitely until the first occurrence of one of the following events: (1) the withdrawal, insolvency, death, incapacity, or bankruptcy of the Managing Operator as described in Section 15 of the DOT; (2) the termination or suspension of trading in commodity futures, or if trading becomes impossible or economically unfeasible as determined solely by the Managing Operator; or (3) the dissolution of the Trust by operation of law or judicial decree. The Term of the Trust is currently set to end on the Fixed End Date. Under the DOT, the affirmative approval of Unitholders owning more than fifty percent (50%) of the Units is required to adopt this amendment to the DOT.

Q: Why does the Trust have a scheduled termination date right now?

A: When the Trust was initially organized, it was structured with a finite term set to end on the Fixed End Date. Many Delaware business trusts organized at that time included a finite term for various reasons, including investor preference and market practice. Over time, due to market preferences, Delaware modernized its statutory trust laws to explicitly allow perpetual existence. Our Managing Operator believes that taking advantage of the option to continue to operate the Trust perpetually, subject to termination provisions included the DOT, is more aligned with long-term trading strategies and current industry standards, and that retaining a mandatory termination date may no longer serve the best interests of the Trust or its Unitholders.

Q: What will change if Unitholders approve the amendment?

A: If the amendment to the DOT is approved, the Trust will no longer be obligated to terminate on the Fixed End Date. Instead, the Trust will continue to operate perpetually until the first to occur of the following: (1) the withdrawal, insolvency, death, incapacity, or bankruptcy of the Managing Operator as described in Section 15 of the DOT; (2) the termination or suspension of trading in commodity futures, or if trading becomes impossible or economically unfeasible as determined solely by the Managing Operator; or (3) the dissolution of the Trust by operation of law or judicial decree. All other provisions of the DOT—including the Trust’s investment objectives, fees, redemption rights, and governance—would remain the same.

Q: How could the Trust otherwise be terminated under the new approach?

A: Although the Trust would no longer have a finite term, the Trust will be dissolved upon the first to occur of the following:

•	The withdrawal, insolvency, death, incapacity, or bankruptcy of the Managing Operator as described in Section 15 of the DOT.
•	The termination or suspension of trading in commodity futures, or if trading becomes impossible or economically unfeasible as determined solely by the Managing Operator.
•	The dissolution of the Trust by operation of law or judicial decree.

In addition, the affirmative response, by Unitholders owning more than fifty percent (50%) of the Units, to a proposal to terminate the Trust by written vote or at a called meeting will result in the termination of the Trust.

Q: What if I want my money back on the Fixed End Date?

A: You may still redeem your Units (assuming the Trust’s redemption procedures allow redemption requests) or transfer your Units (if permissible) at any time in accordance with the Trust’s established procedures. There is no guaranteed liquidation event as of the Fixed End Date if this amendment to the DOT passes, so you can manage your liquidity according to your personal needs via the existing redemption or transfer mechanisms.

Q: Will my fees or expenses change because of this amendment?

A: No. Changing the Term of the Trust does not, by itself, affect management fees, incentive fees, or other operating expenses. Of course, if the Trust continues indefinitely, you may be subject to these fees over a longer period if you remain invested.

Q: What are the advantages of making the Trust perpetual?

A:

1.
Operational Efficiency: An imminent termination date can compel the Managing Operator to plan redemptions or cessation of trading well in advance, which may hinder opportunistic trading opportunities. Having a perpetual structure, similar to many other commodity pools, can enhance portfolio management flexibility and reduce administrative burdens.

2.	Alignment With Market Practice: Indefinite durations have become common among commodity pools. Unitholders can maintain their interests without mandatory liquidation overshadowing strategies.
3.
Investor Preferences: The Managing Operator believes that, for many Unitholders, indefinite continuity may be more attractive, because it allows the Trust to accumulate and reinvest gains in futures positions and maintain a stable trading advisor relationship without forced liquidation.

4.	Investor Choice: Investors decide individually when to exit (redeem) rather than being compelled to exit on a fixed date.
5.	Reduced Administrative Burden: Planning for a forced liquidation can be costly and complex, potentially affecting returns if positions must be unwound prematurely.

Q: What are the disadvantages or risks to me, as a Unitholder?

A:

1.	Reduced Certainty of Liquidation: Without a finite term, there is no mandatory date by which capital is returned by the Trust, which may affect some Unitholders who prefer a forced liquidity date.
2.	Continued Fees: As the Trust remains in existence, management fees or other ongoing expenses continue indefinitely, absent other termination triggers or redemptions.
3.	Regulatory and Market Changes: The indefinite horizon means the Trust could face unexpected or lengthy market/regulatory challenges.

Q: Will this amendment to the DOT cause a taxable event for me?

A: Generally, modifying the Term of the Trust to provide for a perpetual existence should not itself trigger a realization event under U.S. federal income tax law for either the Trust or its Unitholders. However, tax rules are complex, and individual circumstances can vary. You should consult your tax advisor about potential consequences of holding Units in a perpetual structure.

Q: How do I consent or object?

A: The DOT does not include “deemed consent” provisions and requires an affirmative vote for the Proposal. As such, Unitholders are deemed to have rejected the Proposal unless they file consent voting FOR the Proposal. If you agree with the amendment to the DOT, you need to return the card voting FOR the Proposal. If you disagree, you can either complete and sign the enclosed objection card (or otherwise send us written notification) and return it to EQ Fund Solutions, LLC, 48 Wall Street, 22nd Floor, New York, N.Y. 10005 or not take any affirmative action.

Q: What vote is required to pass this amendment?

A: Unitholders owning more than fifty percent (50%) of the Units must affirmatively consent to adopting the amendment to the DOT as described in Section 17 of the DOT. Because the DOT does not include any “deemed consent” mechanism, if you do not respond, you will be counted as a vote “AGAINST” the approval of the Proposal.

Q: What if I hold my Units through a brokerage account or nominee?

A: If your units are held in a brokerage or nominee name, your broker or other intermediary should send you instructions on how to direct them. If you do not provide instructions, your broker may or may not have discretionary authority to vote. Because the DOT does not include any deemed consent mechanism, a non-vote or “broker non-vote” effectively is counted as a vote AGAINST the Proposal. To be certain, contact your broker/nominee if you wish to vote FOR the Proposal.

Q: What is the timeline?

A:

•	Record Date: April 30, 2025
•	Mailing Date: On or about May 29, 2025
•
We request that your written consent (or objection) (or other instructions) be received by the Requested Response Date. If the consent of Unitholders holding a majority of the Trust’s outstanding Units has not been received by the Requested Response Date, this Consent Solicitation may be extended, without Unitholder approval, to permit further solicitation of consents.

•	Effective Date of Amendment: If approved, on or shortly after the date Unitholder Approval is received.

Q: When will we know the results?

A: The final results of the Consent Solicitation will be published in a Current Report on Form 8-K, or the Form 8-K, by the Trust. If the consent of Unitholders holding a majority of the Trust’s outstanding Units is not received prior to the Fixed End Date, the scheduled termination date of the Trust on the Fixed End Date will remain.

Q: Can the Managing Operator still terminate the Trust when it sees fit if the Proposal passes?

A: Yes. The proposed change to the DOT does not remove other termination provisions set forth in the DOT. The Managing Operator still has discretion, under certain conditions specified in the DOT, to dissolve the Trust if, for example, assets become too small or if continuing is no longer commercially viable, among other reasons.

Q: Do I need to attend any meeting in person?

A: No. We are conducting this solicitation via written consents in lieu of a meeting in accordance with Section 17 of the DOT. There will be no in-person gathering of Unitholders.

Q: What happens if the Proposal is not approved?

A: If the Proposal does not receive consent from Unitholders owning more than fifty percent (50%) of the Units, the Trust will remain obligated to terminate on the Fixed End Date. The Managing Operator will then plan for liquidation accordingly. This does not preclude the possibility of re-soliciting or taking other actions in accordance with the applicable terms of the DOT; absent further changes, however, the Fixed End Date end date will stand.

IMPORTANT REMINDER: BECAUSE THE DOT DOES NOT INCLUDE “DEEMED CONSENT” PROVISIONS, IF YOU WISH TO APPROVE THE PROPOSAL, YOU MUST SUBMIT A PROPERLY EXECUTED WRITTEN CONSENT “FOR” THE PROPOSAL BEFORE THE DEADLINE.

SUMMARY OF THE CONSENT SOLICITATION STATEMENT

This summary highlights selected information from this Statement and does not contain all of the information that is important to you. To better understand the Proposal for which consent is being solicited, you should read this entire Statement carefully, including the Annexes and other documents referred to in this Statement. See also the section entitled “Where You Can Find More Information.”

The Proposal

You are being asked to consider and consent to the following proposal:
•
to approve and adopt the amendment and restatement of the DOT as described in this Statement. A form of the amended and restated DOT is attached as Annex A to this Statement and is marked to show the proposed changes against the DOT.

Required Consents for Proposal

The approval of the Proposal requires the consent of Unitholders owning more than fifty percent (50%) of the Units as of the close of business on the Record Date. Section 17 of the DOT provides that Unitholders must provide an affirmative response.

Recommendation to the Unitholders

The Managing Operator believes that the Proposal for the amendment to the DOT for which consents are being solicited is in the best interests of the Trust and the Unitholders and recommends that the Unitholders consent to the Proposal.

When you consider the recommendation of the Managing Operator in favor of approving the Proposal, you should keep in mind that the Managing Operator has interests that are different from, or in addition to (and which may conflict with), your interests as a Unitholder. These interests include, among other things, continuing to receive management and other fees for an extended period rather than the Trust terminating as of the Fixed End Date. This means the Managing Operator will benefit from the ongoing operation of the Trust through continued fee income and avoidance of termination costs. In addition, the Managing Operator avoids the administrative burden and potential loss of business that would come with Trust liquidation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Statement includes “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect our current expectations about the benefits of the Proposal, future financial performance, business strategies, and the business of the Trust following the elimination of the Fixed End Date. All statements other than statements of historical fact included in this Statement may constitute forward-looking statements. We have tried to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “should,” “estimate,” “foresee,” “continue,” “plan,” or the negative of those terms or similar expressions.

These forward-looking statements are based on information available as of the date of this Statement and are subject to a number of risks, uncertainties, and other factors, both known and unknown, that could cause the Trust’s actual results, performance, prospects, or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Although we believe that the expectations and underlying assumptions reflected in these forward-looking statements are reasonable, there can be no assurance that these expectations or underlying assumptions ultimately will prove to have been correct.

You should not place undue reliance on any forward-looking statements. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the objective and expectations of the Trust will be achieved. Except as expressly required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties, or other factors described in this Statement, as a result of new information, future events, or changed circumstances or for any other reason after the date of this Statement.

WRITTEN CONSENT IN LIEU OF MEETING OF UNITHOLDERS

General

The Managing Operator is furnishing this Statement to Unitholders as part of the solicitation of consents for use in connection with the proposed actions by written consent of Unitholders without a meeting. This Statement is first being mailed to the Unitholders on or about May 29, 2025. This Statement provides you with information you need to know to be able to consent (or object) or to instruct your consent to be given (or objection to be made) to the proposed actions.

Requested Response Date

We request that your written consent (or objection) (or other instructions) be received by EQ Fund Solutions, LLC, 48 Wall Street, 22nd Floor, New York, N.Y. 10005 at any time prior to June 30, 2025 at 5:00, p.m., Eastern Time (the “Requested Response Date”). If the consent of Unitholders holding a majority of the Trust’s outstanding Units has not been received by the Requested Response Date, this consent solicitation may be extended, without Unitholder approval, to permit further solicitation of consents.

Method and Cost of Solicitation

Consent materials, which include this Statement and the enclosed written consent, are being mailed to all Unitholders on or about May 29, 2025.

The Managing Operator is sending you this Statement in connection with its solicitation of Unitholder consent to approve the Proposal. The Managing Operator will pay for the costs of solicitation, including the reasonable expenses of brokers, nominees, and similar record holders in mailing consent materials to beneficial owners of the Units.

Voting Power; Record Date

The close of business on April 30, 2025 (the “Record Date”) has been established as the record date for determining Unitholders who are entitled to submit written votes. The Unitholders are entitled to one (1) consent or objection in connection with this action by written vote for each Unit of the Trust held as of the Record Date. Unitholders holding a majority of the outstanding Units as of the close of business on the Record Date must vote in favor of the Proposal for the Proposal to be approved by the Unitholders. As of the Record Date, the Trust had 152,632.158 Units outstanding held by approximately 3,228 Unitholders.

Required Consent for Proposal

The approval of the Proposal requires the consent of Unitholders owning more than fifty percent (50%) of the Units as of the close of business on the Record Date. Section 17 of the DOT provides that Unitholders must provide an affirmative response.

Recommendation to the Unitholders

The Managing Operator believes that the Proposal for the amendment to the DOT for which consents are being solicited is in the best interests of the Trust and the Unitholders and recommends that the Unitholders consent to the Proposal.

The Managing Operator will continue to receive management and other fees if the Trust does not terminate as of the Fixed End Date.

Broker Non-Votes and Abstentions

Abstentions and broker non-votes will have the effect of withholding consent to the Proposal. In order to adopt the Proposal, the Managing Operator must receive the affirmative consent of Unitholders holding Units equal to at least a majority (over fifty percent (50%)) of the outstanding Units. Broker non-votes are votes of Units held in the name of a broker or nominee for which instructions have not been received from the beneficial owners or other persons entitled to consent or object to the Proposal and for which the broker or nominee does not have discretionary voting authority. If your Units are held in an account at a brokerage firm or bank and you wish to consent to the Proposal, you should instruct your broker or bank to execute the consent on your behalf or to deliver the consent to you so that you may execute and return it. Otherwise, your consent may not be given effect, which would have the same result as withholding consent to the Proposal.

Giving Consent

Unitholders who wish to consent to the Proposal may deliver their properly completed and executed written consents to EQ Fund Solutions, LLC, 48 Wall Street, 22nd Floor, New York, N.Y. 10005, as provided by the instructions in the written consents. The Trust reserves the right (but is not obligated) to accept any written consent received by any other reasonable means or in any form that reasonably evidences the giving of consent to the approval of the Proposal.

Changing Your Written Consent

If you deliver a written consent, you may revoke it by sending a written objection to the Proposal; if you deliver a written objection, you may revoke it by sending a written consent to the Proposal—in each case to EQ Fund Solutions, LLC, 48 Wall Street, 22nd Floor, New York, N.Y. 10005, in accordance with the instructions in the voting instructions form, so that it is received before the Requested Response Date.

Who Can Answer Your Questions About Consents

If you have questions about the Proposal or you need additional copies of the Statement or the enclosed written consent, you should contact Thomas P. Lloyd, General Counsel and Chief Compliance Officer, Campbell & Company, LP 2850 Quarry Lake Dr., STE 100, Baltimore, MD 21209 or at telephone number (800) 698-7235. This Statement is also available on the Trust’s website at: vote.proxyonline.com/campbellfundtrust/docs/2025.pdf.

No Appraisal Rights

Appraisal rights are not available to holders of the Units in connection with the Proposal, and the Trust will not independently provide the Unitholders with any such right.

THE TRUST AMENDMENT PROPOSAL

The following sets forth a summary of the principal changes proposed to be made to the current DOT. The Managing Operator believes these changes are consistent with prevailing industry terms. This summary is qualified by reference to the complete text of the proposed amended and restated DOT. A form of the amended and restated DOT is attached as Annex A to this Statement and is marked to show the proposed changes against the DOT. All Unitholders are encouraged to read the proposed amended and restated DOT in its entirety for a more complete description of its terms. Under the Proposal:

The proposal is to amend Section 5(a) of the Trust’s DOT so that the Trust continues to exist indefinitely until the first occurrence of one of the following events: (1) the withdrawal, insolvency, death, incapacity, or bankruptcy of the Managing Operator as described in Section 15 of the DOT; (2) the termination or suspension of trading in commodity futures, or if trading becomes impossible or economically unfeasible as determined solely by the Managing Operator; or (3) the dissolution of the Trust by operation of law or judicial decree. The Term of the Trust is currently set to expire on the Fixed End Date pursuant to the terms of the current DOT. Instead, the Trust will have a perpetual existence subject to the event enumerated above. In addition, the affirmative response, by Unitholders owning more than fifty percent (50%) of the Units, to a proposal to terminate the Trust by written vote or at a called meeting will result in the termination of the Trust.

Reasons for the Trust Amendment Proposal

As described in detail in the accompanying Statement, the Managing Operator believes that eliminating the Trust’s current termination date of the Fixed End Date and providing a perpetual existence better positions the Trust to pursue its investment strategies, manage its commodity futures portfolio, accommodate investor preferences, and operate more efficiently over the long term, without the constraints of a mandatory liquidation date. This shift is intended to enable the Trust to continue trading commodity futures, and options, and forward contracts (and any other permitted instruments) without the administrative and economic disruptions that a looming mandatory termination might create.

Required Consents for Proposal

The approval of the Proposal requires the consent of Unitholders owning more than fifty percent (50%) of the Units as of the close of business on the Record Date. Section 17 of the DOT provides that Unitholders must provide an affirmative response.

Recommendation of the Managing Operator

THE MANAGING OPERATOR RECOMMENDS THAT THE UNITHOLDERS CONSENT TO THE PROPOSAL.

WHEN YOU CONSIDER THE MANAGING OPERATOR’S RECOMMENDATION, PLEASE KEEP IN MIND THAT THE MANAGING OPERATOR HAS FINANCIAL INTERESTS IN THE PROPOSAL THAT MAY DIFFER FROM YOURS. IN PARTICULAR, IF THE TRUST’S TERM IS EXTENDED FOR AN INDEFINITE PERIOD, THE MANAGING OPERATOR WILL CONTINUE TO RECEIVE ITS MANAGEMENT AND INCENTIVE FEES FOR A LONGER PERIOD THAN IT WOULD HAVE IF THE TRUST TERMINATED ON THE FIXED END DATE. THIS MEANS THAT THE MANAGING OPERATOR WILL BENEFIT FROM THE ONGOING OPERATION OF THE TRUST THROUGH CONTINUED FEE INCOME AND THE AVOIDANCE OF COSTS ASSOCIATED WITH TERMINATION.

SECURITY OWNERSHIP OF UNITHOLDERS

The Trust has no officers or directors. As of the Record Date, no person known to the Trust was a beneficial owner of more than five percent (5%) of the Units, and none of the Managing Operator, any of its principals or affiliates owned Units of the Trust.

The Trust has no securities authorized for issuance under equity compensation plans.

APPRAISAL RIGHTS

Unitholders do not have appraisal rights in connection with the Proposal under Delaware law, and the Trust will not independently provide Unitholders with any such right.

UNITHOLDER PROPOSALS

There are no proposals by any Unitholder which are, or could have been, included within this Statement.

DELIVERY OF DOCUMENTS TO UNITHOLDERS

Unitholders sharing an address will each receive a copy of the Statement. However, only one Statement is being delivered to multiple Unitholders sharing an address if such Unitholders have given their consent. Unitholders sharing an address can request delivery of a single copy of any consent solicitation statements in the future by contacting the financial institution through which the Unitholders hold the Units.

The Trust will deliver promptly upon written or oral request a separate copy of the Statement to a Unitholder at a shared address to which a single copy of the documents was delivered. A Unitholder can notify the Trust that the Unitholder wishes to receive a separate copy of the Statement by contacting Thomas P. Lloyd, General Counsel and Chief Compliance Officer, Campbell & Company, LP 2850 Quarry Lake Dr., STE 100, Baltimore, MD 21209.

If the Unitholder wishes to receive a separate consent solicitation statement in the future, the Unitholder can notify the Trust by contacting the financial institution through which the Unitholder holds the Units.

WHERE YOU CAN FIND MORE INFORMATION

The Trust files reports, consent solicitation statements, and other information with the United States Securities and Exchange Commission (“SEC”) as required by the Securities Exchange Act of 1934, as amended. You can read the Trust’s SEC filings, including this Statement, online at the SEC’s website at http://www.sec.gov. You may also read and copy any document the Trust files with the SEC at the SEC Public Reference Room located at 100 F Street N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street N.E., Washington, D.C. 20549.

If you have questions about the Proposal for which consent has been solicited herein or you would like additional copies of this Statement, you should contact Thomas P. Lloyd, General Counsel and Chief Compliance Officer, Campbell & Company, LP 2850 Quarry Lake Dr., STE 100, Baltimore, MD 21209 or at telephone number (800) 698-7235.

If you are a Unitholder of the Trust and would like to request documents, please do so by June 16, 2025, in order to receive them before the Requested Response Date. If you request any documents from Thomas P. Lloyd, General Counsel and Chief Compliance Officer, Campbell & Company, LP 2850 Quarry Lake Dr., STE 100, Baltimore, MD 21209 or at telephone number (800) 698-7235, the Managing Operator will mail them to you by first class mail or by other, equally prompt, means. This Statement is also available online at: vote.proxyonline.com/campbellfundtrust/docs/2025.pdf.

All information contained or incorporated by reference in this Statement relating to the Trust or the Managing Operator has been supplied by the Trust or the Managing Operator. Information provided by the Trust or the Managing Operator does not constitute a representation, estimate, or projection of any other party.

This document is a Statement of the Managing Operator for the proposed actions by written consent. The Managing Operator has not authorized anyone to give any information or make any representation about the Proposal that is different from, or in addition to, that contained in this Statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

ANNEX A

TRUST AMENDMENT

THE CAMPBELL FUND TRUST
~~FIFTH~~ SIXTH AMENDED RESTATED
DECLARATION OF TRUST AND TRUST AGREEMENT

THIS ~~FIFTH~~ SIXTH AMENDED AND RESTATED DECLARATION OF TRUST AND TRUST AGREEMENT (the “Agreement”) of the Campbell Fund Trust (the “Trust”) is made and entered into this ~~21st~~[Date] day of ~~July~~[Month], ~~2023~~2025, amending and restating in its entirety the ~~Fourth~~Fifth Amended and Restated Declaration of Trust and Trust Agreement, dated as of ~~June 1, 2020~~July 21, 2023~~, Amended and Restated Declaration of Trust, dated as of February 3, 2010~~ (the “Existing Agreement”), by and among U.S. Bank Trust National Association, a national banking association, as trustee (the “Trustee”), Campbell & Company, LP, successor in interest to Campbell and Company, Inc., a Delaware limited partnership (as “Managing Operator”) and each other party who shall execute a counterpart of this ~~Amended and Restated Declaration of Trust~~ Agreement as an owner of a Unit (“Unit”) of beneficial interest of the Trust (individually, a “Unitholder” and, collectively, the “Unitholders”).

WHEREAS, the Managing Operator formed a business trust pursuant to and in accordance with the Delaware Business Trust Act, 12 Del.C. §3801, et seq., which was amended as of September 1, 2002 to the Delaware Statutory Trust Act (the “Act”), by filing a Certificate of Trust with the office of the Secretary of State of the State of Delaware on January 2, 1996;

WHEREAS, effective December 2, 2014, Campbell & Company, Inc. merged with Campbell & Company, LP, and Campbell & Company, LP assumed all of the assets, rights, and obligations of Campbell & Company, Inc.; and

WHEREAS, the parties hereto desire to continue the Trust for the business purpose of issuing Units, the capital of which shall be used to engage in the speculative trading of futures contracts, options contracts and forward contracts~~;and~~.

~~WHEREAS, the parties desire to further amend the existing Agreement and to restate it, as further~~
~~amended in its entirety.~~

NOW, THEREFORE, the parties ~~hereto agreed~~desire to amend and restate the Existing Agreement as follows:

1.       Continuation of the Trust.

The parties hereby agree to continue the existence of the Trust as a business statutory trust pursuant to the Act and the provisions of this Agreement.  The Trustee shall execute and file such amendments to this Agreement and shall do all other things, and the Unitholders undertake to cooperate with the Trustee and Managing Operator, as applicable, in doing so as well as to execute and furnish to the Trustee or Managing Operator, as applicable, all documents, which the Managing Operator or Trustee, as applicable, may deem necessary or advisable in order to perfect and maintain the Trust as a statutory business trust pursuant to the laws of the State of Delaware and all other jurisdictions in which the Trust conducts business.

Nothing in this Agreement shall be construed to make the Unitholders partners or members of a joint stock association except to the extent that such Unitholders are deemed to be partners under the Internal Revenue Code of 1986, as amended (the “Code”), and applicable state and local tax laws.  Notwithstanding the foregoing, it is the intention of the parties hereto that the Trust be treated as a partnership for purposes of taxation under the Code and applicable state and local tax laws.  Effective as of the date hereof, the Trustee and the Managing Operator shall have all of the rights, powers and duties set forth herein and in the Act with respect to accomplishing the purposes of the Trust.

2.       The Trustee.

a.       Term; Resignation.

(1)     U.S. Bank Trust National Association has agreed and continues to serve as the Trustee of the Trust.  The Trust shall have only one trustee unless otherwise determined by the Managing Operator.  The Trustee shall serve until such time as the Managing Operator removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Operator.

(2)     The Trustee may resign at any time upon its giving at least sixty (60) days’ written notice to the Trust; provided that such resignation shall not become effective unless and until the Managing Operator appoints a successor Trustee.  If the Managing Operator has not in good faith begun the process of appointing a successor Trustee within such sixty (60) day period, the Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

b.       Limitation of Powers.

Except to the extent expressly set forth in this Section 2, the duty and authority of the Trustee to manage the business and affairs of the Trust continues to be delegated to the Managing Operator.  In clarification and not in limitation of the delegation of powers made to the Managing Operator hereunder, except as expressly set forth in this Section 2, the Trustee continues to delegate all powers and authorities of every nature and kind held by the Trustee hereunder or by operation of law, including but not limited to, the authority to operate and carry on the business of a private investment trust, and to exercise all powers necessary or incidental to or in support of its business and investment activities in any jurisdiction.  In accordance with this delegation of authority, the Managing Operator shall keep the Trustee informed of any action taken by it with respect to the Trust that affects the rights, obligations or liabilities of the Trustee hereunder or under the Act.  The Trustee shall retain only the rights, obligations or liabilities specifically provided for herein and in the Act and shall have no implied rights, obligations or liabilities with respect to the business or affairs of the Trust.  Notwithstanding anything contained in this Declaration of Trust to the contrary, the Trustee’s non-delegated functions shall consist solely of the following:

(1)    The Trustee shall execute, deliver, acknowledge and file all instruments and documents necessary to comply with the provisions of this Agreement or the Act.

(2)    The Trustee shall maintain all records relating to the formation and existence of the Trust and the parties to this Agreement and related documentation.

(3)    The Trustee shall act as a repository in its principal office in Wilmington, Delaware for this Agreement, any instrument or agreement signed by the Trustee on behalf of the Trust and any other documentary information relating to the Trust, its assets or Unitholders received from the Managing Operator or its agents or contractors or reasonably requested by such parties, or the Trust’s counsel or auditors, to be maintained by the Trustee on file.

(4)    The Trustee shall execute and file all tax returns of the Trust and distribute required information returns and an annual report to the Unitholders, as prepared by the Trust’s auditors (in the case of tax and information returns) or the Managing Operator (in the case of the annual report), upon being furnished with same by the Managing Operator.

(5)     The Trustee shall provide prompt notice to the Managing Operator of its performance of any of the foregoing.

c.       Compensation and Expenses of the Trustee.

The Trustee shall be entitled to receive from the Trust reasonable compensation for its services provided hereunder.

d.       Indemnification.

The Trust and the Managing Operator agree to indemnify and hold the Trustee and its permitted successors and assigns (the “Indemnified Parties”) harmless from and against any and all liabilities, obligations, losses, damages, penalties and taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or as indemnity payments pursuant to this Section 2(d) of any kind or nature whatsoever (collectively “Liabilities”)), which may be imposed on or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, except for Liabilities resulting from the gross negligence or willful misconduct of the Indemnified Parties.  The Managing Operator agrees to indemnify and hold the Indemnified Parties harmless from any and all liabilities, obligations, losses, damages, penalties and taxes resulting from any action or omission of the Managing Operator, its agents, employees or consultants, as a result of which the Trust becomes subject to the provisions of ERISA, or any subsequent federal law relating to retirement plans, and without limiting the foregoing, as a result of any action or omission relating to the period of existence of the Limited Partnership.

e.       Successor Trustee.

In accordance with Section 2(a) above, the Managing Operator shall appoint a successor Trustee by giving written notice to such effect to the outgoing Trustee.  Any successor Trustee must satisfy the requirements of Section 3807(a) of the Act.  Any resignation or removal of the Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Managing Operator.  Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under the Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations hereunder.  No Trustee or successor Trustee shall be liable to the Trust, the Managing Operator, any Unitholder or any third party or entity for any action or omission of any other successor Trustee or any predecessor Trustee under any circumstances whatsoever.

3.       Principal Office.

The address of the principal office of the Managing Operator shall be, 2850 Quarry Lake Drive, Baltimore, Maryland 21209; telephone:  (410) 413-2600, or at such other place as the Managing Operator may designate from time to time.  The address of the principal office of the Trustee shall be 300 Delaware Avenue, 9th Floor, Wilmington, Delaware 19801, Attention: Corporate Trust Administration; telephone: (302) 576-3700.  The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address.  In the event the Trustee resigns or is removed, the successor Trustee shall likewise have its principal office in the State of Delaware.

4.       Purpose.

The purpose of the Trust is to engage in the speculative trading, buying, selling, or otherwise acquiring, holding or disposing of commodities, including futures contracts, forward contracts and any other rights pertaining thereto, and for such other purposes as may be incidental or related thereto all in the same manner as heretofore engaged in by the Limited Partnership.

5.      Term, Dissolution and Fiscal Year.

a.       Term.

The term of the Trust commenced with the filing of the Certificate of Trust and the Articles of Merger with the Secretary of State of the State of Delaware and shall end upon the first to occur of the following: (1) ~~December 31, 2025; (2)~~ termination in accordance with the provisions of Section ~~16~~15; (~~3~~2) trading in commodity futures is terminated, suspended or for any reason becomes impossible or economically unfeasible in the sole judgment of the Managing Operator; or (~~4~~3) the date upon which the Trust is dissolved by operation of law or judicial decree.

b.       Dissolution.

Upon the occurrence of an event causing the termination of the Trust, the Trust shall be dissolved and its affairs wound up.  Dissolution, payment of creditors and the distribution of the Trust’s assets shall be effected as soon as practicable in accordance with the Act, and the Managing Operator and each Unitholder (and any assignee) shall share in the assets of the Trust pro rata in accordance with its respective capital account, less any amount owing by the Managing Operator or a Unitholder (or assignee) to the Trust.

c.       Fiscal Year.

The fiscal year of the Trust shall be the calendar year unless such fiscal year is disapproved by the Internal Revenue Service (the “IRS”), in which event the fiscal year shall be as otherwise designated by the Managing Operator and approved by the IRS.

6.       Units of Beneficial Interest.

Interests in the Trust, other than that of the Managing Operator, are evidenced on the books of the Trust as Units of Beneficial Interest.  Units have been assigned by the Managing Operator, on behalf of the Trust, in accordance with the Articles of Merger, by exchanging on a unit-for-unit basis Units of Beneficial Interest in the Trust for units of the Limited Partnership.  The Net Assets (as defined below) shall be available to the Trust to carry on its business as heretofore conducted by the Limited Partnership.

7.       Sharing of Profits and Losses.

a.       Capital Account.

A capital account shall be established for each Unitholder on the books of the Trust.  The initial balance of each Unitholder’s account shall be equal to the amount of such Unitholder’s capital account with the Limited Partnership on the effective date of the Merger (or initial capital contribution to the Trust if a new Unitholder).

b.       Monthly Allocations.

As of the close of business (as determined by the Managing Operator) of the last day of each month during the fiscal year of the Trust, the following determinations and allocations shall be made:

(1)     The Net Assets of the Trust before management and incentive fees payable to the Managing Operator shall be determined.

(2)     Management and incentive fees payable by the Trust to the Managing Operator for the Trust shall be charged against the Net Assets.

(3)     Any increase or decrease in the Net Assets as of the end of the month (after making the above charges) shall be credited or charged to the capital accounts of each Unitholder in the ratio that the balance of each account bears to the balance of all accounts.

(4)    The amount of any distribution to a Unitholder and any amount paid to a Unitholder on redemption of Units shall be charged to that Unitholder’s capital account.

c.       Allocation of Profit and Loss for Federal Income Tax Purposes.

As of the end of each fiscal year, the Trust’s profits or losses shall be allocated pro rata among the Unitholders for net short-term capital gain or loss, net long-term capital gain or loss, and net operating income or loss realized by the Trust as follows:

(1)    Net realized profits shall be allocated to each Unitholder who has redeemed Units during the year to the extent that the amount the Unitholder received on redemption exceeds the amount paid for the redeemed Units;

(2)   Net realized profits remaining after the allocation in Section 7(c)(1) shall be allocated among all Unitholders in the ratio that each Unitholder’s capital account bears to all Unitholders’ capital accounts;

(3)    Net realized loss shall be allocated first to each Unitholder who has redeemed Units during the year to the extent that the amount the Unitholder paid for the redeemed Units (as defined in Section 7(c)(5)) exceeds the amount the Unitholder received on redemption;

(4)    Net realized loss remaining after the allocation in Section 7(c)(3) shall be allocated among all Unitholders in the ratio that each Unitholder’s capital account bears to all Unitholders’ capital accounts;

(5)     For the purpose of the allocations of realized profits and losses in Sections 7(c)(1) and 7(c)(3), the amount each Unitholder paid for each of its Units shall be deemed to have increased by the amount of realized profit allocated to it for such year and all prior years with respect to such Unit pursuant to Section 7(c)(2); decreased by the amount of any loss allocated to him for such year and all prior years with respect to such Unit pursuant to Section 7(c)(4); and decreased by the amount of any distributions to it for such year and all prior years with respect to such Unit pursuant to Section 7(h); and

(6)    Any gains or losses required to be taken into account in accordance with Section 1256(a)(1) of the Code shall be considered a realized profit or loss for purposes of this Section 7(c).

d.       Definitions; Accounting.

(1)    Net Assets.  Net Assets of the Trust shall mean the total assets of the Trust, including all cash, plus Treasury bills, and other securities valued at market, plus the market value of all open commodity positions maintained by the Trust, less one-half of the round-turn brokerage commission payable in respect to each open position, less all other liabilities of the Trust, determined in accordance with principles specified in this Section 7(d)(1) and, where no principle is specified, in accordance with generally accepted accounting principles under the accrual basis of accounting.  The market value of a commodity or commodity futures contract traded on an exchange, or through a clearing firm of an exchange or through a bank, shall mean the most recent available closing quotation on the exchange, clearing firm or bank on or through which the commodity or contract is traded by the Trust; provided that if a contract could not be liquidated as of the end of a month due to operation of daily limits, the market value of the contract on the first subsequent day on which the contract could be liquidated shall be deemed to be the market value of the contract.  All other assets shall be valued at their fair market value less any liability to be incurred upon reduction to cash.

(2)     Net Asset Value.  The Net Asset Value of each Unit shall be the total capital accounts of all Unitholders divided by the number of Units owned by all Unitholders.

e.       Operational Expenses.

The operational expenses of the Trust will be paid by the Trust.  It is anticipated that the expenses of the Trust, including, but not limited to office expenses, printing and mailing costs, preparation and mailing of periodic statements, Trustee, legal and accounting fees and other miscellaneous expenses will not exceed one percent (1%) of the net asset value of the Trust annually.  An amount equivalent to one quarter (1/4) of one percent (1%) of the Trust’s Net Asset Value computed at the close of business on the last day of each calendar quarter will be set aside in an account for use in defraying these expenses.  Any portion thereof not so expended at the end of any fiscal year or in excess of one percent (1%) of the average Net Asset Value of the Trust for that year and not deemed reasonably necessary as a reserve for anticipated expenses, in the sole discretion of the Managing Operator, will be returned to the capital of the Trust for investment.  In addition, the Trust shall bear the commission costs associated with its trading activities.

f.        Limited Liability of Unitholders.

Each Unit of Beneficial Interest in the Trust exchanged for a unit of the Limited Partnership and each unit purchased thereafter shall be fully paid and non-assessable.  No Unitholder shall be liable for Trust obligations in excess of the capital contributed by it and such other amounts required by the Act.

g.       Return of Unitholder’s Capital Contribution.

Except to the extent that a Unitholder shall have the right to withdraw capital or shall be entitled to distributions in accordance with the terms of this Agreement, no Unitholder shall have any right to demand the return of its capital contribution and dissolution of the Trust.  In no event shall a Unitholder be entitled to demand or receive property other than cash.

h.       Distributions.

The Managing Operator shall have sole discretion in determining what distribution (other than on redemption of Units), if any, the Trust will make to its Unitholders (or any assignee thereof).  Distributions shall be pro rata in accordance with the respective capital accounts of the Unitholders.

8.       Management.

a.       General.

The Managing Operator, to the exclusion of all Unitholders and the Trustee, shall conduct and manage the business of the Trust, including, without limitation, the discretionary authority to render commodity trading advice and make other decisions on behalf of the Trust.  In consideration therefor, the Trust shall pay the Managing Operator a monthly management fee equal to one-twelfth (1/12) of two percent (annual rate of 2%) of the net assets of the Trust as of the end of each month, without reductions for any distributions, redemptions or withdrawals during said month and a quarterly incentive fee equal to twenty percent (20%) of the aggregate cumulative appreciation in Net Asset Value per Unit (excluding appreciation attributable to interest income).  The Managing Operator will solicit commodity brokers who are independent of or unaffiliated with the Managing Operator to execute commodity transactions on behalf of the Trust.  The Managing Operator will not receive, either directly or indirectly, any portion of the commissions paid to such commodity brokers by the Trust.  The Managing Operator will endeavor to negotiate a favorable commission rate with said commodity broker on behalf of the Trust, and in doing so, will also consider the quality of execution orders, the confidentiality of trading data, the general trading securities available and other relevant factors.

The Managing Operator is authorized to make payments to selling or servicing agents that enter into selling or servicing agreements with the Fund and the Managing Operator in such amounts as are disclosed in the Fund Offering Memorandum.

The Managing Operator and the Trustee shall each keep and retain for at least six (6) years such books and records relating to the business of the Trust as it deems necessary or advisable at their respective principal offices or such other offices as they deem advisable.  The Unitholders shall be given reasonable access to the books and records of the Trust.

The Managing Operator may engage in other business activities and shall not refrain from any other activity nor disguise any profits from any such activity, whether as Managing Operator of other trusts, general partner of limited partnerships for investment in commodity futures contracts or otherwise.  On behalf of the Trust, the Managing Operator may engage and remunerate from assets of the Trust, such persons, including any affiliates, as the Managing Operator in its sole judgment shall deem advisable for the conduct and operation of the business of the Trust.

No person dealing with the Managing Operator shall be required to determine its authority to undertake any action on behalf of the Trust, nor to determine any fact or circumstance bearing upon the existence of such authority.

Except as provided in Section 2(d) hereof, the Managing Operator shall not be liable, responsible or accountable in damages or otherwise to the Trust or to any of the Unitholders, their successors or assigns, except by reason of acts or omissions due to bad faith, misconduct, negligence, or for not having acted in good faith in the reasonable belief that his actions were in, or not opposed to, the best interests of the Trust.

b.       Prohibitions.

The Trust shall not: (i) engage in pyramiding (the unvarying use of unrealized profits on existing positions as margin for the purchase or sale of additional positions in the same or related commodity); (ii) borrow or loan money, provided that the deposit of assets with a commodity broker for purposes of commodity futures trading shall not be deemed the making of a loan; (iii) enter into open positions in a commodity futures contract during the delivery period for that contract, except when required by exchange rule or law; (iv) invest in securities, other than those in which Unitholders’ funds are permitted to be invested under the Commodity Exchange Act and regulations thereunder; (v) except for “roll overs” and “roll forwards,” acquire positions in any one commodity, irrespective of delivery month, if such positions would result in a net long or short position for any such commodity requiring as margin more than fifteen percent (15%) of the Net Assets of the Trust (the soybean complex consisting of soybeans, soybean oil and soybean meal shall be treated as three (3) separate commodities).  A “roll over” or “roll forward” is the purchase or sale of the near or current delivery month in order to liquidate that portion and the simultaneous purchase or sale of the same commodity in a future month for the purpose of retaining an existing market position and avoiding delivery; (vi) engage in cash commodity transactions, unless the commodity is fully hedged as rapidly as the market permits; (vii) acquire positions in any commodity if such portions would result in aggregate net loans or net short positions for all commodities requiring as margin more than two-thirds (2/3) of the Trust’s Net Assets; (viii) permit churning of its commodity trading account; or (ix) commingle its assets with the funds of any other person, except as permitted by law.

9.       Review and Reports to Unitholders.

The Trust’s books shall be audited annually by an independent certified public accountant.  Net Assets of the Trust and Net Asset Value of a Unit will be determined daily and will be supplied in writing to any Unitholder who requests such information.  The Managing Operator will deliver to each Unitholder: (i) within ninety (90) days after the close of each fiscal year, audited financial statements (including a balance sheet and income statement) and a fiscal year-end report of the Trust for the fiscal year then ended; and (ii) within seventy-five (75) days after the close of each fiscal year, such tax information as is necessary for it to complete its Federal income tax return.  In addition, the Managing Operator will report or cause to be reported monthly to the Unitholders the information required by the Commodity Futures Trading Commission to be reported.  In addition, if any of the following events occur, notice of such event shall be mailed to each Unitholder within seven (7) business days of the occurrence or discovery of the occurrence or the event: (i) a change in the Managing Operator; or (ii) any material change in the Trust’s trading policies.

10.     Assignment and Redemption of Units.

a.       Assignment.

(1)    A Unitholder may assign, transfer, alienate, hypothecate, bequeath, give or otherwise dispose of its Units by an executed and acknowledged written instrument only if the following conditions are satisfied:

(A)        The assignor and assignee file a notice or other evidence of transfer with the Trustee and the Managing Operator which contains the information set forth in Section 10(b)(1)(A); and

(B)           The conditions set forth in Section 10(c) are satisfied.

(2)     Any attempted assignment or other disposition which does not satisfy the requirements of this Section 10(a) shall not be recognized by the Trust.

(3)     An assignee of Units shall be entitled to allocations of profits and losses under Section 7 only as of the first day of the month following receipt of the notice of transfer pursuant to Section 10(c)(1)(A).

b.       Substituted Unitholders.

(1)     Subject to the provisions of Section 10(c), an assignee or successor of all or any portion of the Units of a Unitholder pursuant to Section 10(a)(1) shall have the right to become a substituted Unitholder in place of his assignor only if the following conditions are satisfied:

(A)         The assignor and assignee file a notice or other evidence of transfer and such other information required by the Managing Operator, including, without limitation, names, addresses and telephone numbers of the assignor and assignee;

(B)           The assignee executes, adopts and acknowledges this Agreement, or a counterpart hereto;

(C)           The assignor or assignee pays all costs and fees incurred or charged by the Trust to effect the transfer;

(D)       The assignee meets the requirements for investment in the Trust applicable to its assignor, if any, and executes and acknowledges a subscription agreement, power of attorney, investment questionnaire regarding its investment qualifications, and other documents reasonably requested by the Managing Operator;

(E)         The Managing Operator shall have given its consent to the substitution, which consent it may grant or withhold in its sole discretion and which may be conditioned on an opinion of counsel with respect to the satisfaction of the requirements of Section 10(a)(1); and

(F)           To the extent required by law, a Certificate evidencing the admission of such person as a Unitholder shall have been filed for recording.

(2)    The Managing Operator may elect to treat an assignee who has not become a substituted Unitholder as a Unitholder in the place of its assignor should it deem, in its sole discretion, that such treatment is in the best interest of the Trust.

(3)     If an assignee of a Unitholder pursuant to Section 10(a)(1) does not become a substituted Unitholder pursuant to Section 10(b), the assignee shall not have any rights afforded to Unitholders, including, but not limited to, any rights to acquire any information on the Trust’s books or to vote on any matters on which Unitholders have the right to vote hereunder.

c.       Restrictions on Transfer.

(1)    No assignment, transfer, sale, exchange or other disposition may cause the Trust to be treated as an association taxable as a corporation rather than a partnership for Federal income tax purposes, cause the termination of the Trust for Federal income tax purposes or violate the provisions of any Federal or state securities law.

(2)     In no event shall all or any portion of a Unitholder’s Units be assigned or transferred to a minor, other than to a member of the Unitholder’s immediate family.

(3)     The Managing Operator in its sole discretion may require, without limitation, a Unitholder or its proposed assignee or successor under any provisions of this Section, to meet or fulfill any and all reasonable conditions or requirements which he deems necessary prior to granting its consent to any assignment, transfer, sale, exchange or other disposition of the Units of the Unitholders.

d.       Redemptions.

Each Unitholder hereby expressly consents and agrees that any Unitholder shall, after compliance with the following provisions, be entitled to withdraw all or a portion of its Units from the Trust.  Upon withdrawal of Units, the withdrawing Unitholder shall be entitled to receive in cash that portion of its Capital Account that is equal to the valuation of one (1) Unit times the number of Units being withdrawn.  Withdrawal of Units shall be contingent upon and subject to compliance with the following:

(1)     The Unitholder transmits written request of such withdrawal to the Managing Operator not less than the time period prior to the end of the month, as established from time to time by the Managing Operator;

(2)     All liabilities of the Trust, except liabilities to the Managing Operator and Unitholders on account of its contributions, have been paid or there remains property of the Trust sufficient to pay them;

(3)     If required by law, the Certificate of Trust is appropriately amended to reflect such withdrawal; and

(4)     The Managing Operator, individually and as attorney-in-fact of the remaining Unitholders through the exercise of his discretion, consents thereto, which consent shall not be unreasonably withheld.

11.     Ineligible Unitholders and Compulsory Redemption

The Managing Operator shall have the right to require the compulsory transfer or redemption of all Units held by a Unitholder if, in the sole and conclusive opinion of the Managing Operator (i) such ownership gives rise to a breach of any law or regulation in any jurisdiction applicable to the Fund; or (ii) such ownership could result in any adverse tax, legal or regulatory consequences to the Fund or any of its Unitholders; or (iii) if such ownership may be harmful or injurious to the business or reputation of the Fund, or (iv) if such ownership may cause the Fund to be required to comply with any law, regulation, registration or filing requirements in any jurisdiction with which it would not otherwise be required to comply; or (v) if the best interests of the Fund or any of its Unitholders so requires.  Until such required redemption is effected, the holder of such Units shall not be entitled to any rights or privileges attaching to such Units.  Compulsory redemption will be made at the redemption price per Series on the next Redemption Date following the issuance of a notice of redemption to the Unitholder.

12.     Offering of Units of Beneficial Interest.

Each Unitholder acknowledges that: (i) its vote in favor of the Merger and its receipt of Units of Beneficial Interest in the Trust in exchange on a unit-for-unit basis for units of the Limited Partnership does not constitute an investment decision; and (ii) it acquired its units in the Limited Partnership pursuant to the Disclosure Document of the Limited Partnership, and relied on no other information, either written or oral, except for the information contained in or attached to the Disclosure Document.  Each Unitholder further acknowledges that it has acquired its Units for investment only and without a view to distribution or resale.

13.     Admission of Additional Unitholders.

The Managing Operator, in its discretion, may offer additional Units for sale.  All such sales of units shall be made at not less than the Net Asset Value of a Unit at the date of sale.  The Managing Operator may make such arrangements for the sale of the Units as he deems appropriate.

14.     Special Power of Attorney.

Each Unitholder by the execution of this Agreement does irrevocably constitute and appoint Campbell & Company, LP as its true and lawful attorney-in-fact, in its name, place and stead, to execute, acknowledge, swear to, file, and record on its behalf in the appropriate public offices and publish (i) this Agreement; (ii) any Certificate of Trust and amendments thereto, including amendments reflecting the admission or substitution of a Unitholder; (iii) the Articles of Merger; (iv) the Certificate of Dissolution of Limited Partnership with the office of the Secretary of State of Maryland; (v) all instruments which the Managing Operator deems necessary or appropriate to reflect any amendment, change, or modification of the Trust in accordance with the terms of this Agreement; (vi) Certificates of Fictitious Name; (vii) Customer Agreements with any commodity brokerage firm; and (viii) such other agreements and documents deemed by the Managing Operator to be necessary and appropriate to conduct the business of the Trust.  The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive the incapacity, death or dissolution of a Unitholder.  Each Unitholder hereby agrees to be bound by any representation made by the Managing Operator and by any successor thereto, acting in good faith pursuant to such Power of Attorney, and each Unitholder hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Managing Operator and any successor thereto, taken in good faith under such Power of Attorney.

15.     Withdrawal From the Trust.

The Trust shall be dissolved upon the withdrawal, insolvency, death, incapacity, or bankruptcy of the Managing Operator.  The Managing Operator may withdraw from the Trust by giving the Unitholders ninety (90) days’ prior written notice.  The death, incompetency, withdrawal, insolvency, or dissolution of a Unitholder shall not terminate or dissolve the Trust, and said Unitholder, its estate, custodian, or personal representative shall have no right to withdraw or value such Unitholder’s interest in the Trust except as provided in Section 10 hereof.  Each Unitholder (and any assignee of such Unitholder’s interest) expressly agrees that in the event of its death, incompetency, withdrawal, insolvency or dissolution, it waives on behalf of itself and its estate, and it directs the legal representative of its estate and any person interested therein to waive, the furnishing of any inventory, accounting, or appraisal of the assets of the Trust and any right to an audit or examination of the books and the Trust.

16.     No Personal Liability for Return of Capital.

The Managing Operator shall not be liable for the return or repayment of all or any portion of the capital or profits of any Unitholder (or assignee), it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the Managing Operator) of the Trust.

17.     Voting Rights of Unitholders.

The Managing Operator or the Unitholders owning ten percent (10%) or more of the outstanding Units shall have the right to propose for vote any of the matters set forth herein below, which matters affect and concern the basic structure of the Trust and do not in any way constitute a participation in the management of business of the Trust.  Following such proposal, the Managing Operator shall submit to the Unitholders a verbatim statement of such matter to be voted upon.  The Managing Operator shall include in such statement its recommendation as to the proposed amendment.  The Managing Operator shall seek the written vote of the Unitholders within thirty (30) days of the proposal or call a meeting of the Unitholders.  Each Unitholder shall have one vote for each Unit held of record.  No such proposal shall be adopted unless Unitholders owning more than fifty percent (50%) of the Units respond affirmatively to such proposal by written vote or at a called meeting.  Performance of any or all of the above voting rights shall not in any way constitute any Unitholder a trustee or managing operator of the Trust or impose any personal liability on any Unitholder.  Set forth herein below is a list of the matters upon which the Unitholders shall have the right to vote:

a.	To effect any amendment to the Agreement;
b.	To terminate the Trust;
c.	To approve of the sale or pledge of all or substantially all of the assets of the Trust other than in the ordinary course of the business of the Trust; and
d.	To remove the Managing Operator.

18.     Governing Law.

The validity and construction of this Agreement shall be determined and governed by the internal laws of the State of Delaware.

19.     Miscellaneous.

a.       Priority Among Unitholders.

No Unitholder shall be entitled to any priority or preference over any other Unitholder in regard to the affairs of the Trust.

b.       Notices.

All notices under this Agreement, other than reports by the Managing Operator to the Unitholders, shall be in writing and shall be effective upon personal delivery, expedited delivery services, or if sent by registered or certified mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, then, upon the deposit of such notice in the United States mails.  Reports by the Managing Operator to the Unitholders shall be in writing and shall be sent by first class mail to the last known address of each Unitholder.

c.       Binding Effect.

This Agreement shall inure to and be binding upon all of the parties, their successors, assigns as permitted herein, custodians, estates, heirs and personal representatives for purposes of determining the rights of any Unitholder or assignee hereunder; the Trustee and the Managing Operator may rely upon the Trust records as to who are Unitholders and assignees; and all Unitholders and assignees agree that their rights shall be determined and that they shall be bound hereby.

d.       Captions.

Captions in no way define, limit, extend, or describe the scope of this Agreement nor the effect of any of its provisions.

e.       Pronouns.

The masculine gender shall include the feminine and neuter genders, and vice versa, and the singular shall include the plural, and vice versa.

f.        Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have duly executed this ~~Fifth~~Sixth Amended and Restated Declaration of Trust and Trust Agreement as of the day and year first above written.

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Trustee

By:

Name:

Its:

CAMPBELL & COMPANY, LP

By:
Thomas P. Lloyd
General Counsel

By:
Kevin D. Cole
CEO/CIO

ALL UNITHOLDERS now or hereafter
admitted as unitholders of the Trust, pursuant
to powers of attorney now and hereafter
executed in favor of, and granted and delivered
to, the Managing Operator.

CAMPBELL & COMPANY, LP
Attorney-in-Fact

By:
Thomas P. Lloyd
General Counsel

By:
Kevin D. Cole
CEO/CIO

CONSENT CARD
SIGN, DATE AND VOTE ON THE REVERSE SIDE
YOUR VOTE IS IMPORTANT NO MATTER HOW MANY UNITS YOU OWN.  PLEASE VOTE TODAY! VOTING OPTIONS SHAREHOLDER’S REGISTRATION PRINTED HERE***BOXES FOR TYPSETTING PURPOSES ONLY***THIS BOX AND BOX ABOVE ARE NOT PRINTED ON ACTUAL PROXY BALLOTS.  THEY IDENTIFY LOCATION OF WINDOWS ON OUTBOUND 9X12 ENVELOPES.  1. MAIL your signed and voted consent card back in the postage paid envelope provided 2. ONLINE at vote.proxyonline.com using your voting control number found below 3. By PHONE when you dial toll-free 1-888-227-9349 to reach an automated touchtone voting line 4. By PHONE with a live operator when you call toll-free 1-866-406-2283 Monday through Friday 9 a.m. to 10 p.m. Eastern time CAMPBELL FUND TRUST2850 Quarry Lake Drive, Suite 100, Baltimore, MD 21209NOTICE OF CONSENT SOLICITATIONDo you have questions? If you have any questions about how to cast your vote or about the Consent Solicitation Statement, please call toll-free 1-866-406-2283.  Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.A copy of the consent solicitation statement is available at:   vote.proxyonline.com/campbellfundtrust/docs/2025.pdf

CONSENT CARDCAMPBELL FUND TRUST THIS CONSENT CARD IS VALID ONLY WHEN SIGNED AND DATED YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. SIGNATURE (AND TITLE IF APPLICABLE)          DATE SIGNATURE (AND TITLE IF APPLICABLE)          DATE THE MANAGING OPERATOR RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSAL: TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS.  Example: 1. Approve and adopt the amendment and restatement of the Declaration of Trust as described in the Consent Solicitation Statement and set forth in Annex A. THANK YOU FOR VOTING